UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported):
May 17, 2004

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639	22-3408857
(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey	07974
(Address of principal executive offices)	(Zip Code)

(908) 582-8500
(Registrant’s telephone number)

Item 5. Other Events and Required FD Disclosure

     The Securities and Exchange Commission (SEC) announced on May 17, 2004 the final approval of its settlement agreement with Lucent Technologies Inc. These actions conclude the SEC’s investigation into the revenue recognition issues that Lucent brought to the SEC’s attention in late 2000. The SEC filed a complaint and final judgment in Federal District Court in Newark, New Jersey, on May 17, 2004 that confirms the terms of an agreement in principle that was first announced on February 27, 2003, and revised on March 17, 2004. Under the terms of the final judgment, the company will pay a $25 million civil penalty, but will not be required to make any financial restatements. Without admitting or denying any wrongdoing, Lucent consented to the settlement enjoining the company from future violations of specific provisions of the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.

Dated: May 18, 2004	By:	/s/ Richard J. Rawson

		Name:	Richard J. Rawson
		Title:	Senior Vice President, General Counsel and Secretary